UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 11, 2010

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02 Results of Operation and Financial Condition

 The information furnished in this Current Report and in Exhibit 99.1 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report and in Exhibit 99.1 hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language contained in such filing, except as shall be expressly set forth by specific reference in such filing.

On March 11, 2010, Obagi Medical Products, Inc. (the “Company”) issued a press release announcing financial results for the three months and year ended December 31, 2009.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The press release contains non-GAAP financial information. Management believes that the presentation of non-GAAP net income, non-GAAP taxes and non-GAAP net income per basic and diluted share provides important supplemental information to management and investors about financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides a better measure of comparability with the Company’s prior financial reports.

Management has used these non-GAAP measures when evaluating operating performance because it believes that the inclusion or exclusion of the items described below provides an additional measure of the Company’s core operating results and facilitates comparisons of its core operating performance against prior periods and its business model objectives. The Company has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluate its ongoing core operations. Externally, the Company believes that these non-GAAP measures continue to be useful to investors in their assessment of its operating performance and their valuation of the Company. Internally, these non-GAAP measures are significant measures used by management for purposes of:

▪	Evaluating the core operating performance of the Company;

▪	Establishing internal budgets;

▪	Comparing performance with internal forecasts and targeted business models;

▪	Strategic planning; and

▪	Benchmarking performance externally against competitors.

Non-GAAP financial measures:

            Non-GAAP net income and non-GAAP taxes are important to the Company for the reasons noted above and exclude the following items:

▪
Exit of pharmacy channel.  This item represents charges and reserves recorded by the Company that relate to its exit of the pharmacy channel, as previously announced on April 13, 2009. The charges include the write-off of nonrefundable contractual deposits, primarily relating to the Company’s contract sales force that was dedicated to selling SoluCLENZ, obsolete selling materials and the termination of certain contractual obligations related to SoluCLENZ. Management excludes these charges from internal operating models as the Company (i) operated within the pharmacy channel for only eight (8) months and (ii) is no longer operating within the pharmacy channel and it is, therefore, not considered normal to the Company’s core operations.  Excluding these costs provides investors with a basis to compare the Company’s current performance against historical results.

▪
Non-GAAP income tax benefit. This item represents the additional amount of tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results in the calculation of its tax liability.  Taken together with the item outlined above, it provides investors with a more consistent means of comparing the Company’s performance.

Non-GAAP net income per basic and diluted share:

The numerator used in the calculation of non-GAAP net income per basic and diluted share is non-GAAP net income computed as described above. In the denominator, the Company uses the GAAP basic and diluted shares.

Some of the limitations of relying on non-GAAP financial measures include:

▪
Exit of pharmacy channel.  This item includes charges and reserves recorded by the Company that relate to the exit and winding down of the pharmacy channel. However, investors may view a decision such as exiting the pharmacy channel reflective of risks inherent in the nature of the Company’s business, particularly as it makes future strategic decisions regarding its business, and therefore may view it as relevant in analyzing the Company’s historical and future results.

▪
Non-GAAP income tax benefit. This item represents the additional amount of tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results in the calculation of its tax liability. The inherent limitation in this calculation is that it does not include the effect of all the items excluded from the non-GAAP financial statements.

All non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”). As a result, these non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with GAAP in the Company’s reports filed pursuant to the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of Obagi Medical Products, Inc. dated March 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: March 11, 2010	By:	/s/ PRESTON S. ROMM
Preston S. Romm
Chief Financial Officer